UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2020

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 234-3098
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, 2020, American Virtual Cloud Technologies, Inc. (“AVCT”), AVCT’s subsidiaries Stratos Management Systems, Inc., Computex, Inc., First Byte Computers, Inc., and eNETsolutions, L.L.C., and Comerica Bank (“Comerica”) entered into a Fourth Amendment to Loan Documents (the “Fourth Amendment”).

The Fourth Amendment amended certain provisions of the existing Credit Agreement, dated December 18, 2017, as amended, including a modification to the covenant in the Credit Agreement that prohibits the incurrence by the borrowers of additional indebtedness to exclude (i) indebtedness incurred by the borrowers under the U.S. Small Business Association’s Paycheck Protection Program established under the Coronavirus Aid, Relief and Economic Security Act and the related rules and regulations and (ii) up to $1.5 million in indebtedness incurred for the sole purpose of financing insurance premiums.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Loan Documents, dated as of May 4, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES

By:	/s/ Thomas H. King
Name: Thomas H. King
Title: Chief Financial Officer

Date: May 6, 2020

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